UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2010

GENTEX CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street

Zeeland, Michigan	49464

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (616) 772-1800

_____________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 13, 2010, Gentex Corporation (the "Company") held its 2010 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated April 1, 2010.  The voting results are as follows:

Election of Directors

            The following three individuals were elected to serve as directors of the Company to hold office for three (3) year terms expiring in 2013:

Nominee	For	Withheld
John Mulder	113,321,767	3,026,704
Frederick Sotok	115,066,332	1,282,139
Wallace Tsuha	115,155,856	1,192,615

Shareholder Proposal Requesting That the Board of Directors Issue a Sustainability Report

            The shareholders did not approve the shareholder proposal requesting that the Company's Board of Directors issue a sustainability report:

For	Against	Abstain	Broker Nonvotes
31,477,261	65,405,737	19,465,473	9,996,709

Ratification of the Appointment of Ernst & Young LLP as the Company's Auditors for the Fiscal Year Ended December 31, 2010

            The shareholders ratified the appointment of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ended December 31, 2010.

For	Against	Abstain
124,701,518	1,586,061	57,601

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2010.	GENTEX CORPORATION
(Registrant)

	By	/s/ Enoch Jen
Enoch Jen
Its Senior Vice President